Exhibit 99.1

Contact: Igor Khislavsky
Vice President, Investor Relations
Telephone: (617) 375-7500

American Tower Corporation Releases 2018 Corporate Sustainability Report

Boston, Massachusetts—August 6, 2019—American Tower Corporation (NYSE: AMT) today announced the release of its 2018 corporate sustainability report.

The report provides an overview of American Tower’s progress across the five pillars of its corporate responsibility program: ethics, people, environment, philanthropy and performance. The projects and initiatives highlighted in the report demonstrate American Tower’s commitment to positively impact the communities around the globe where it operates, as well as the company’s focus on establishing and achieving sustainability goals.

Jim Taiclet, American Tower’s Chief Executive Officer said, “This report highlights how our tower infrastructure contributes to the sustainable development of digital connectivity worldwide. Beyond our commitment to deliver service to our tenants and the communities where our infrastructure is located in an efficient, ecologically focused manner, we are dedicated to operating as a responsible and ethical corporate citizen.”

To review the report, please visit the “Corporate Responsibility” section of the company’s website, www.americantower.com.

About American Tower

American Tower, one of the largest global REITs, is a leading independent owner, operator and developer of multitenant communications real estate with a portfolio of approximately 171,000 communications sites. For more information about American Tower, please visit www.americantower.com.
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